Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION ANNOUNCES

A FURTHER DELAY IN THE FILING OF ITS FORM 10-K

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004,

A DELAY IN THE FILING OF ITS FORM 10-Q

FOR THE QUARTER ENDED MARCH 31, 2005,

ITS INTENT TO SUBMIT TO THE AMEX OF A LETTER

WITH RESPECT TO ITS PLAN TO REGAIN COMPLIANCE AND

ESTIMATED OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2005

Greenwich, CT – May 17, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that it was not yet in a position to file either its Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) or its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) and that it notified the American Stock Exchange (the “AMEX”) on May 16, 2005 that it currently expects to file the 2004 Form 10-K by May 31, 2005 and the First Quarter Form 10-Q by June 30, 2005.  The Company also announced that it plans to submit to the AMEX a letter with respect to the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  In addition, the Company announced its estimated operating results for the quarter ended March 31, 2005.

As previously announced, the Company had expected to file the 2004 Form 10-K by May 16, 2005.  The delay in the filing of the 2004 Form 10-K is due to the late filing of the Company’s Form 10-Q for the quarter ended September 30, 2004, as previously announced, and the need for more time to resolve certain accounting issues and complete the related documentation as part of the annual audit process.  As previously announced, the Company had expected to file its First Quarter Form 10-Q by June 15, 2005.  The delay in filing the First Quarter Form 10-Q is due to the continued delay in the filing of the 2004 Form 10-K and the Company’s need to select a new independent registered public accounting firm to replace Ernst & Young LLP, the Company’s principal accountant, upon the completion of the Company’s 2004 audit.

As previously announced on April 29, 2005, the Company, on April 21, 2005, received a letter, dated April 20, 2005, from the AMEX advising the Company that it is not in compliance with the AMEX’s continued listing standards because the Company had failed to timely file the 2004 Form 10-K, as required pursuant to Section 1101 of the AMEX Company Guide.  Pursuant to its discussions with the AMEX on May 16, 2005, the Company currently plans to submit to the AMEX by May 18, 2005 a letter with respect to the expected filing of the 2004 Form 10-K by May 31, 2005, the expected selection of an independent registered public accounting firm to replace Ernst & Young LLP by May 31, 2005, the expected filing of the First Quarter Form 10-Q by June 30, 2005 and the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  If the Company fails to regain compliance by June 30, 2005 or otherwise make progress consistent with its plan to regain compliance by June 30, 2005, the AMEX may take adverse action, including initiating delisting proceedings.

The Company estimates that, for the quarter ended March 31, 2005, net income will be approximately $1,515,000, or $0.23 per basic and $0.21 per diluted share.  For the quarter ended March 31, 2004, the Company reported income available to common stockholders of $549,000, or $0.09 per basic and $0.06 per diluted share.  In the first quarter of 2004, the Company reported income from continuing operations of $1,240,000, or $0.17 per basic and $0.15 per diluted share.  In 2004, the Company completed the sale of Pumpkin Masters Holdings, Inc. and the bankruptcy settlement of Possible Dreams, Ltd., which had been reported as discontinued operations in the 2004 period.  Due to the redemption of the Company’s outstanding preferred stock in the third quarter of 2004, the Company no longer reports preferred stock accretion, which had reduced net income in 2004.  The estimated results for the quarter ended March 31, 2005 include approximately $2,100,000 of expenses incurred in connection with the Company’s independent internal investigation, which concluded in March 2005.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the Company’s ability to file its 2004 Form 10-K and First Quarter Form 10-Q, the Company’s ability to regain compliance with the AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.